UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/20/2008

Owens Corning
(Exact name of registrant as specified in its charter)

Commission File Number:  1-33100

Delaware	43-2109021
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Owens Corning Parkway
Toledo, OH 43659
(Address of principal executive offices, including zip code)

(419) 248-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On June 20, 2008, Owens Corning (the "Company") announced that, as a result of actions taken by the New York Stock Exchange, its Series B Warrants are now listed on the New York Stock Exchange under the symbol OCWSB. The Company issued the Series B Warrants, along with its Series A Warrants, in October 2006 in connection with the Company's emergence from bankruptcy. The Series B Warrants are exercisable for approximately 7.8 million shares of the Company's common stock at an exercise price of $45.25 per share.

The Series A Warrants are exercisable for approximately 17.5 million shares of the Company's common stock at an exercise price of $43.00 per share. Because the number of holders of Series A Warrants is below the number required by the applicable New York Stock Exchange listing standards, the Series A Warrants are not listed on the New York Stock Exchange.

The Series A and Series B Warrants are exercisable at any time and expire on October 31, 2013.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owens Corning

Date: June 20, 2008	By:	/s/ Stephen K. Krull
Stephen K. Krull
Senior Vice President, General Counsel and Secretary